UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 20, 2013
Date of report (Date of earliest event reported)

GAIN CAPITAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35008	20-4568600
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Bedminster One 135 Route 202/206 Bedminster, New Jersey 07921
(Address of Principal Executive Offices)

(908) 731-0700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On November 20, 2013, GAIN Capital Holdings, Inc. (the “Company”) announced its proposed offering of Convertible Senior Notes due 2018 (the “Notes”). In connection with that announcement, the Company furnished certain slides from a management presentation on a Current Report on Form 8-K that was furnished to the Securities and Exchange Commission on November 20, 2013 (the “Initial 8-K”). The Company hereby amends the Initial 8-K to furnish an additional slide.

Item 7.01	Regulation FD Disclosure.

A copy of the additional slide to the management presentation is attached hereto as Exhibit 99.1 and is incorporated herein by reference.*

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Management presentation slide

*
The information furnished in Items 7.01 and 9.01 of this Current Report on Form 8-K/A, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K/A includes forward-looking statements regarding the Company’s financing plans, including statements related to the offering of the Notes and the Company’s intended use of net proceeds of the offering of the Notes. Such statements are subject to certain risks and uncertainties including, without limitation, risks related to market and other general economic conditions, whether the Company will be able to satisfy the conditions required to close the sale of the Notes and the anticipated use of the net proceeds from the sale of the Notes. The Company’s forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Although the Company’s forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by the Company. As a result, you are cautioned not to rely on these forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:  November 21, 2013

GAIN CAPITAL HOLDINGS, INC.

By:	/s/ Diego A. Rotsztain
Name:	Diego A. Rotsztain
Title:	General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Management presentation slide